Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Central Pacific Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, no par value per share	–	(1)	(6)	(1)	–	–
Fees to be Paid	Equity	Preferred Stock, no par value per share	–	(1)	(6)	(1)	–	–
Fees to be Paid	Equity	Depositary Shares	–	(1)	(6)	(1)	–	–
Fees to be Paid	Debt	Debt Securities	–	(1)	(6)	(1)	–	–
Fees to be Paid	Other	Purchase Contracts(2)	–	(1)	(6)	(1)	–	–
Fees to be Paid	Other	Rights(3)	–	(1)	(6)	(1)	–	–
Fees to be Paid	Other	Units(4)	–	(1)	(6)	(1)	–	–
Fees to be Paid	Other	Warrants(5)	–	(1)	(6)	(1)	–	–
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(6)	$300,000,000	$0.0001531	$45,930
		Total Offering Amounts				$300,000,000		$45,930
		Total Fees Previously Paid						–
		Total Fee Offsets						–
		Net Fee Due						$45,930

(1)
An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $300,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Purchase contracts may be issued under an agreement obligating us to sell to the holders, our securities registered under this registration statement, including a number of shares of our common stock, preferred stock or depositary shares, debt securities, rights or warrants or any combination thereof.

(3)
Rights may be issued under an agreement obligating us to sell to the holders our securities registered under this registration statement, including a number of shares of our common stock, preferred stock, depositary shares, debt securities, or any combination thereof. The rights may be issued independently, as part of a unit, and/or together with any other securities and may be attached or separate from the other securities.

(4)
Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including common stock, preferred stock, depositary shares, debt securities, rights, purchase contracts or warrants, in any combination, which may or may not be separable from one another.

(5)
Warrants may be issued under a warrant agreement and will represent an interest in one or more securities registered under this registration statement, including common stock, preferred stock, depositary shares, debt securities, rights, purchase contracts or units, or any combination thereof, which may or may not separate from one another.

(6)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.